UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 18, 2009

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 18, 2009, St. Louis Post-Dispatch LLC (“PD LLC”) entered into a limited waiver and amendment (“Note Agreement Amendment”) with a group of institutional lenders (the “Noteholders”) under the Note Agreement between PD LLC and the Noteholders dated as of May 1, 2000, and amended as of November 23, 2004, as of February 1, 2006, as of November 19, 2008, as of December 26, 2008 and as of January 16, 2009 (the “Note Agreement”). In 2005, Lee Enterprises, Incorporated (the “Company”) acquired Pulitzer Inc. (“Pulitzer”). Pulitzer newspaper operations include St. Louis, Missouri, where its subsidiary, PD LLC, publishes the St. Louis Post-Dispatch. Under the Note Agreement Amendment, PD LLC repaid $120 million of the principal amount of its $306 million debt obligation (the “Pulitzer Notes”) due in April 2009 using a portion of its restricted cash, which totaled $129.8 million at December 28, 2008. The remaining debt balance of $186 million has been refinanced by the Noteholders until April 28, 2012.

The Note Agreement Amendment provides for mandatory scheduled prepayments, including quarterly principal payments of $4 million beginning in June 2009 and additional principal payment from restricted cash of up to $4.5 million in October 2010. Also, the coupon is increased from 8.05 percent to 9.05 percent until April 28, 2010, increasing by 0.50 percent per year thereafter. The Note Agreement Amendment establishes a $9 million reserve of restricted cash to facilitate the liquidity of the operations of Pulitzer. The Note Agreement Amendment and the Credit Amendment (referred to below) between the Company and a syndicate of financial institutions (the “Lenders”) allocate a percentage of Pulitzer’s excess cash flow (as defined) between the Noteholders and the Company for its uses and require prepayments under certain specified events.

Further, the Note Agreement Amendment adds and amends other covenants including limitations or restrictions on additional debt, distributions, loans, advances, investments, acquisitions, dispositions and mergers.

As a condition to the Note Agreement Amendment, Pulitzer and each of its subsidiaries, except Star Publishing Company (“Star Publishing”) and TNI Partners (“TNI”), granted to the Noteholders a security interest in certain equipment, inventory, accounts receivables, intellectual property, including the tradename, St. Louis Post-Dispatch, and certain other tangible and intangible assets. Star Publishing has a 50% interest in TNI, the Tucson, Arizona, newspaper partnership. TNI acts as agent for Star Publishing and the owner of the remaining 50%, Citizen Publishing Company, a subsidiary of Gannett Co., Inc.

Also, PD LLC entered into deeds of trust granting liens on certain of its real estate and improvements in St. Louis.

In addition, the Note Agreement Amendment provides that the obligations under the Pulitzer Notes are fully and unconditionally guaranteed on a joint and several basis by Pulitzer’s existing and future subsidiaries (excluding Star Publishing and TNI). The Note Agreement Amendment further requires that the Pulitzer Notes be secured by first priority security interests in the stock and other equity interests owned by Pulitzer and each guarantor in their respective subsidiaries (excluding Star Publishing and TNI). Both the guaranties and the collateral that secures them will be released in their entirety when the obligations under the Pulitzer Notes are satisfied in full.

On February 18, 2009, PD LLC also redeemed the 5 percent interest in PD LLC and STL Distribution Services LLC (“STLD LLC”) owned by The Herald Publishing Company, LLC (“Herald”) pursuant to a Redemption Agreement (“Redemption Agreement”) dated February 18, 2009 by and among Herald, PD LLC, STLD LLC, Pulitzer and Pulitzer Technologies, Inc. ("PTI") and Pulitzer and PTI adopted conforming amendments to the PD LLC Operating Agreement. The value of Herald’s former interest will be settled, at a date determined by Herald, between April 28, 2013, and April 28, 2015, based on a calculation of 10 percent of the fair market value of PD LLC and STLD LLC at the time of settlement, less the balance, as adjusted, of the Pulitzer Notes. The Redemption Agreement also terminates Herald's right to require PD LLC to redeem its interest in PD LLC and STLD LLC in April 2010 and the Joint Venture Agreement by and among Pulitzer, PTI and Herald dated May 1, 2000.

The Pulitzer Notes are guaranteed by Pulitzer pursuant to a Guaranty Agreement dated May 1, 2000, and amended as of August 7, 2000, as of November 23, 2004, as of June 3, 2005 and as of February 1, 2006 (“Guaranty Agreement”). In turn, pursuant to an Indemnity Agreement dated May 1, 2000 (“Indemnity Agreement”) between Herald and Pulitzer, Herald agreed to indemnify Pulitzer for any payments that Pulitzer may make under the Guaranty Agreement. However, the obligations of Herald to indemnify Pulitzer for any payments that Pulitzer may make under the Guaranty Agreement were terminated pursuant to the Redemption Agreement.

On February 18, 2009, Pulitzer entered into a limited waiver and amendment to the Guaranty Agreement (“Guaranty Amendment”) with the Noteholders under which the Pulitzer Notes remain guaranteed by Pulitzer. The Guaranty Amendment adds and amends other covenants including covenants applicable to net worth, total leverage and consolidated EBITDA to consolidated interest expense and limits or restricts additional debt, loans, advancements and investments, sales or dispositions of assets and stock, capital expenditures and inter-company transactions between Pulitzer and the Company and Pulitzer and its subsidiaries.

On February 18, 2009, the Company and its Lenders entered into an amendment, consent and waiver to the Company’s Amended and Restated Credit Agreement, dated as of December 21, 2005, as amended (“Credit Agreement”), by and among the Company, Deutsche Bank Trust Company Americas, as Administrative Agent, Deutsche Bank Securities Inc. and SunTrust Capital Markets, Inc., as Joint Lead Arrangers, Deutsche Bank Securities Inc., as Book Running Manager, SunTrust Bank, as Syndication Agent, and Bank of America, N.A., The Bank of New York and The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, as Co-Documentation Agents and other lenders thereto (the “Credit Amendment”) and an amendment to the Amended and Restated Intercompany Subordination Agreement among the Company, certain of its subsidiaries and Deutsche Bank Trust Company Americas, as Collateral Agent, dated as of December 21, 2005, as amended, and an amendment to the mortgages granted by the Company and its subsidiaries on October 29, 2008.

The Credit Amendment restructures the timing of mandatory principal payments under the term loan as follows: remaining payments in the fiscal year ending September 27, 2009, are reduced from $54.9 million to $22.1 million; payments for the 2010 fiscal year are reduced from $166.3 million to $77.8 million; payments for the 2011 fiscal year are reduced from $261.3 million to $65.0 million; and payments prior to the April 28, 2012, maturity for the 2012 fiscal year are reduced from $166.3 million to $70.0 million. As a consequence, payments at maturity will increase to $502.5 million from $83.1 million.

Under the Credit Amendment, changes in the leverage and interest expense coverage covenant ratios (as defined) throughout the life of the agreement take into account economic conditions and the changes to amortization of debt noted above. Credit spreads under the Credit Amendment remain generally the same as the current pricing grid. However, the maximum cash interest rate (for a leverage level greater than 6.75:1) has been increased 50 basis points to LIBOR plus 450 basis points. Also, under the Credit Amendment, a contingent, reversible, non-cash payment-in-kind interest layer has been added only in the event the leverage level exceeds 7.5:1. Minimum LIBOR levels of 1.25 percent for 30-day borrowing and 2.00 percent for 90-day borrowing will be added. The final maturity date was changed from June 3, 2012, to April 28, 2012.

The Company incurred approximately $20 million of financing costs related to the agreements described above, including professional and advisory fees.

A copy of the news release announcing the entry into these agreements is furnished with this report as Exhibit 99.1 and information from the news release is hereby incorporated by reference.

Item 8.01.	Other Events.

On February 19, 2009, Lee Enterprises, Incorporated issued a news release. A copy of the news release is attached as Exhibit 99.1 and information from the news release is hereby incorporated by reference.

On February 19, 2009, the Chairman, President and Chief Executive Officer of the Company, Mary E. Junck, sent a letter to the Company’s stockholders discussing a series of steps to strengthen its financial position during the recession and this document is hereby incorporated by reference to the Company’s Schedule 14A filed with the Commission on February 20, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	99.1	News Release of Lee Enterprises, Incorporated dated February 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: February 24, 2009	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	New Release of Lee Enterprises, Incorporated dated February 19, 2009